SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 12, 2007

SITEL Corporation
(Exact Name of Registrant as Specified in Charter)

Minnesota
(State or Other Jurisdiction of Incorporation)
001-12577	47-0684333
(Commission File Number)	(IRS Employer Identification No.)

7277 World Communications Drive Omaha, Nebraska	68122
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 963-6810

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

     Item 8.01 Other Events

           At the 2006 Annual Meeting of the shareholders of SITEL Corporation (“SITEL”), held on January 12, 2007 in Omaha, Nebraska, shareholders approved and adopted the Agreement and Plan of Merger, dated as of October 12, 2006, among SITEL, ClientLogic Corporation (“ClientLogic”) and Stagecoach Acquisition Corporation, as amended on December 8, 2006 (the “Merger Agreement”), and the merger (the “Merger”) contemplated by the Merger Agreement. SITEL’s shareholders also re-elected current directors Rohit Desai, David Hanger and Stephen Key as Class II directors to serve on SITEL’s Board of Directors until the closing of the Merger. On January 12, 2007, SITEL and ClientLogic issued a joint press release announcing the 2006 SITEL Annual Meeting shareholder vote results.

           A copy of the press release announcing the shareholder vote results is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety.

Section 9 - Financial Statements and Exhibits

     Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

Exhibit 99.1	Press Release, dated January 12, 2007, issued jointly by SITEL and ClientLogic.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SITEL CORPORATION

Date: January 12, 2007	By:	/s/ Jorge A. Celaya

		Name:	Jorge A. Celaya
		Title:	Chief Financial Officer and Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release, dated January 12, 2007, issued jointly by SITEL and ClientLogic.